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                                                                     Exhibit 5.1

August 28, 2000


AsiaInfo Holdings, Inc.
c/o AsiaInfo Technologies(China), Inc.
4th Floor, Zhongdian Information Tower
No. 18 Baishiqiao Road
Haidian District
Beijing 100086, China

Re:  Post-Effective Amendment to the Registration Statement on Form S-8

Ladies and Gentlemen

     We have examined the Post-Effective Amendment to the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about August 28, 2000 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 6,730,215 shares of your Common Stock (the "Shares") under the 1995 Incentive Stock Option Plan; the 1996 Incentive Stock Option Plan; the 1997 Incentive Stock Option Plan; the 1998 Incentive Stock Option Plan and the 1999 Incentive Stock Option Plan (the "Stock Plans"). 4,560,000 of the Shares are being registered under the Reoffer Prospectus and will be reoffered and resold from time to time by the selling shareholders of AsiaInfo Holdings, Inc. pursuant to the Reoffer Prospectus. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Stock Plans and the reoffer and sale of certain Shares pursuant to the Reoffer Prospectus.

     It is our opinion that, when issued and sold in the manner described in the Stock Plans and pursuant to the agreements which accompany each grant under the Stock Plans, the Shares will be legally and validly issued, fully-paid and non-assessable. It is also our opinion that, when certain of the Shares are reoffered and sold in the manner described in the Reoffer Prospectus, those Shares will be legally and validly reoffered and sold, fully-paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Post-Effective Amendment to Registration Statement, and further consent to the use of our name wherever appearing in the Post-Effective Amendment to Registration Statement and any amendments thereto.

Very truly yours

/S/ CLIFFORD CHANCE
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CLIFFORD CHANCE